ALAMO GROUP ANNOUNCES RECORD 2016 FIRST QUARTER RESULTS            PAGE 1

	For:	Alamo Group Inc.

	Contact:	Robert H. George
Vice President
830-372-9621
For Immediate Release
Financial Relations Board
Marilynn Meek
212-827-3773

ALAMO GROUP ANNOUNCES
RECORD 2016 FIRST QUARTER RESULTS

SEGUIN, Texas, May 4, 2016 - Alamo Group Inc. (NYSE: ALG) today reported results for the first quarter ended March 31, 2016.
Highlights for the Quarter

•	Record net income for a first quarter of $8.7 million, up 17.7%

•	Record net sales for a first quarter of $211.0 million, up 1.5%

•	Industrial Division up 5.4%

•	Agricultural Division up 0.4%

•	European Division down (8.0%)
Net sales for the first quarter of 2016 were $211.0 million compared to net sales of $207.8 million for the first quarter of 2015, an increase of 1.5%. Net income for the quarter was $8.7 million, or $0.75 per diluted share, compared to net income of $7.4 million, or $0.64 per diluted share in 2015, an increase in net income of 17.7% and 17.2% in earnings per share. Both net sales and net income were records for a first quarter for Alamo Group.
Sales by Division
Net sales for Alamo’s Industrial Division were $123.3 million in the first quarter of 2016, an increase of 5.4% compared to net sales of $116.9 million in 2015. While mild winter conditions resulted in lower spare and wear part sales for the Company’s snow removal units, this was more than offset by a stronger start to the year in the sweeper and mowing equipment sectors, particularly in parts.
Alamo’s Agricultural Division net sales in the first quarter of 2016 were $48.7 million compared to net sales of $48.5 million in 2015. The Division’s results remained steady despite the continued soft conditions in the overall agricultural market.
Alamo Group’s European Division net sales were $39.0 million in the first quarter of 2016 versus $42.4 million in the prior year’s first quarter, a decrease of 8%. Nearly half of the decrease was related to

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ALAMO GROUP ANNOUNCES RECORD 2016 FIRST QUARTER RESULTS            PAGE 2

changes in exchange rates, though sales in Europe continue to be impacted by soft economic conditions and particularly by the weak agricultural market(1).
Ron Robinson, Alamo Group’s President and Chief Executive Officer, commented, “We are generally pleased with our performance in the first quarter of 2016. While sales growth was limited by the ongoing weakness in the agricultural sector, both in North America and Europe, our earnings exhibited meaningful improvement as we benefited from ongoing initiatives aimed at strengthening our margins. Our asset utilization also benefited from these initiatives as we were able to lower our inventory over 8% year over year in a quarter that is traditionally one that requires a higher level of assets to support our preseason programs. This, along with other ongoing measures we have underway to improve our efficiencies, allowed us to reduce our debt year over year by over $35 million and our debt net of cash by over $48 million.
“The results of these cost control efforts give us confidence as we move forward, though we remain concerned about the ongoing headwinds we are likely to face throughout the current year. The agricultural market worldwide is likely to stay soft with farm incomes being down in nearly all of our major markets. In addition, Europe’s overall economic outlook remains weak and the global situation is fragile. However, despite these conditions, we feel Alamo will continue to benefit from a historically more stable demand for our products relative to other industrial markets, though we are certainly not immune from general economic conditions. We feel we will also benefit from our backlog, which while down 3.8% in the quarter, remains at a healthy level of $153 million. So, overall we remain optimistic about the prospects for Alamo Group and remain committed to our long term growth plans.”
Earnings Conference Call
Alamo Group will host a conference call to discuss first quarter financial results on Thursday, May 5, 2016 at 4:00 p.m. Eastern (3:00 p.m. Central, 2:00 p.m. Mountain and 1:00 p.m. Pacific).  Hosting the call will be members of senior management.
Individuals wishing to participate in the conference call should dial 800-499-4035 (domestic) or 416-204-9269 (international). For interested individuals unable to join the call, a replay will be available until Thursday, May 12, 2016 by dialing 888-203-1112 (domestic) or 719-457-0820 (internationally), passcode 9698455.
The live broadcast of Alamo Group Inc.’s quarterly conference call will be available online at the Company's website, www.alamo-group.com (under “Investor Relations/Events & Presentations”) on Thursday, May 12, 2016, beginning at 4:00 p.m. ET. The online replay will follow shortly after the call ends and will be archived on the Company’s website for 60 days.

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ALAMO GROUP ANNOUNCES RECORD 2016 FIRST QUARTER RESULTS            PAGE 3

About Alamo Group
Alamo Group is a leader in the design, manufacture, distribution and service of high quality equipment for infrastructure maintenance, agriculture and other applications. Our products include truck and tractor mounted mowing and other vegetation maintenance equipment, street sweepers, snow removal equipment, excavators, vacuum trucks, other industrial equipment, agricultural implements and related after-market parts and services. The Company, founded in 1969, has approximately 3,100 employees and operates 24 plants in North America, Europe, Australia and Brazil as of March 31, 2016. The corporate offices of Alamo Group Inc. are located in Seguin, Texas and the headquarters for the Company’s European operations are located in Salford Priors, England.
Forward Looking Statements
This release contains forward-looking statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve known and unknown risks and uncertainties, which may cause the Company’s actual results in future periods to differ materially from forecasted results. Among those factors which could cause actual results to differ materially are the following: market demand, competition, weather, seasonality, currency-related issues, and other risk factors listed from time to time in the Company’s SEC reports. The Company does not undertake any obligation to update the information contained herein, which speaks only as of this date.

(Tables Follow)
# # #

(1) In this earnings release, Alamo Group reports net sales excluding the impact of currency translation, which is a non-GAAP financial measure.  The Company considers this information useful to investors to allow better comparability of period-to-period operating performance.  Attachments 1 and 2 to this earnings release contain a reconciliation of the non-GAAP financial measure to the comparable GAAP financial measure.

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Alamo Group Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(in thousands)
(Unaudited)

	March 31, 2016	March 31, 2015
ASSETS
Current assets:
Cash and cash equivalents	$49,654	$36,661
Accounts receivable, net	195,692	193,176
Inventories	156,572	170,294
Other current assets	6,494	11,949
Total current assets	408,412	412,080

Rental equipment, net	33,994	36,779

Property, plant and equipment	70,304	67,732

Goodwill	76,397	72,831
Intangible assets	52,472	55,709
Other non-current assets	4,773	2,365

Total assets	$646,352	$647,496

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Trade accounts payable	$54,903	$57,475
Income taxes payable	1,076	420
Accrued liabilities	30,360	37,947
Current maturities of long-term debt and capital lease obligations	75	511
Total current liabilities	86,414	96,353

Long-term debt, net of current maturities	173,004	208,013
Deferred pension liability	4,063	5,239
Other long-term liabilities	5,879	5,645
Deferred income taxes	4,562	1,116

Total stockholders’ equity	372,430	331,130

Total liabilities and stockholders’ equity	$646,352	$647,496

Alamo Group Inc. and Subsidiaries
Condensed Consolidated Statements of Income
(in thousands, except per share amounts)
(Unaudited)

	First Quarter Ended
	3/31/2016	3/31/2015

Industrial	$123,278	$116,912
Agricultural	48,662	48,457
European	39,031	42,429
Total net sales	210,971	207,798

Cost of sales	160,694	162,261
Gross margin	50,277	45,537
	23.8%	21.9%

Operating expenses	33,988	33,409
Income from operations	16,289	12,128
	7.7%	5.8%

Interest expense	(1,406)	(1,623)
Interest income	62	52
Other income (expense)	(622)	860

Income before income taxes	14,323	11,417
Provision for income taxes	5,664	4,058

Net Income	$8,659	$7,359

Net income per common share:

Basic	$0.76	$0.65

Diluted	$0.75	$0.64

Average common shares:
Basic	11,389	11,280

Diluted	11,507	11,436

Alamo Group Inc.
Non-GAAP Financial Measures Reconciliation

From time to time, Alamo Group Inc. may disclose certain “non-GAAP financial measures” in the course of its earnings releases, earnings conference calls, financial presentations and otherwise. For these purposes, “GAAP” refers to generally accepted accounting principles in the United States. The Securities and Exchange Commission (SEC) defines a “non-GAAP financial measure” as a numerical measure of historical or future financial performance, financial positions, or cash flows that is subject to adjustments that effectively exclude or include amounts from the most directly comparable measure calculated and presented in accordance with GAAP. Non-GAAP financial measures disclosed by Alamo Group are provided as additional information to investors in order to provide them with greater transparency about, or an alternative method for assessing, our financial condition and operating results. These measures are not in accordance with, or a substitute for, GAAP and may be different from, or inconsistent with, non-GAAP financial measures used by other companies. Whenever we refer to a non-GAAP financial measure, we will also generally present the most directly comparable financial measure calculated and presented in accordance with GAAP, along with a reconciliation of the differences between the non-GAAP financial measure we reference and such comparable GAAP financial measure.

In this earnings release, Alamo Group reports each of net sales, operating income and net income excluding the impact of acquisitions, dispositions or restructuring and consolidations which are non-GAAP financial measures. The Company considers this information useful to investors to allow better comparability of period-to-period operating performance. Attachment 1 discloses a non-GAAP financial measure for Adjusted Operating Income, Adjusted Net Income and Adjusted Diluted EPS to exclude the impact of inventory step up charge connected to an acquisition. The Company believes that providing Operating Income and Net Income exclusive of these adjustments, is useful to investors to allow better comparability of period-to-period operating performance. Attachment 1 sets forth a reconciliation of each such non-GAAP financial measure to its most directly comparable GAAP measure. Attachment 2 discloses a non-GAAP financial presentation related to the impact of currency translation on net sales by division.

Attachment 1

Alamo Group Inc.
Non-GAAP Financial Reconciliation
(in thousands, except per share numbers)
(Unaudited)

	Three Months Ended
	March 31,
	2016	2015

Operating Income - GAAP	$16,289	$12,128
(add: inventory step charge)	—	1,756
Adjusted Operating Income - non-GAAP	$16,289	$13,884

Net Income - GAAP	$8,659	$7,359
Adjustments (after tax):
(add: inventory step charge)	—	1,132
Adjusted Net Income - non-GAAP	$8,659	$8,491

Diluted EPS - GAAP	$0.75	$0.64
(add: inventory step charge)	—	0.10
Adjusted Diluted EPS - non-GAAP	$0.75	$0.74

Attachment 2

Alamo Group Inc.
Non-GAAP Financial Reconciliation
(in thousands)
(Unaudited)

	Three Months Ended March 31,			Change due to currency translation
	2016	2015	% change from 2015	$	%

Industrial	$123,278	$116,912	5.4%	$(1,099)	(0.9)%
Agricultural	48,662	48,457	0.4%	(430)	(0.9)%
European	39,031	42,429	(8.0)%	(1,660)	(3.9)%
	$210,971	$207,798	1.5%	$(3,189)	(1.5)%